Exhibit 99.1

Modine Manufacturing Company

Segment operating results

Recast for segment realignment (unaudited)

(In millions)

	Three months ended				Twelve months ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Net sales:
Data Centers	$183.7	$225.0	$297.6	$401.9	$1,108.2
Commercial HVAC	214.2	232.9	252.5	274.2	973.8
Performance Technologies	285.5	286.3	266.0	294.0	1,131.8
Segment total	683.4	744.2	816.1	970.1	3,213.8
Corporate and eliminations	(0.6)	(5.3)	(11.1)	(15.7)	(32.7)
Net sales	$682.8	$738.9	$805.0	$954.4	$3,181.1

	Three months ended								Twelve months ended
	June 30, 2025		September 30, 2025		December 31, 2025		March 31, 2026		March 31, 2026
	$’s	% of sales	$’s	% of sales	$’s	% of sales	$’s	% of sales	$’s	% of sales
Gross profit:
Data Centers	$54.7	29.8%	$54.9	24.4%	$71.1	23.9%	$93.5	23.3%	$274.2	24.7%
Commercial HVAC	58.2	27.2%	57.1	24.5%	63.9	25.3%	70.7	25.8%	249.9	25.7%
Performance Technologies	51.9	18.2%	54.1	18.9%	50.1	18.9%	48.7	16.5%	204.8	18.1%
Segment total	164.8	24.1%	166.1	22.3%	185.1	22.7%	212.9	21.9%	728.9	22.7%
Corporate and eliminations	0.6	-	(1.2)	-	1.0	-	1.8	-	2.2	-
Gross profit	$165.4	24.2%	$164.9	22.3%	$186.1	23.1%	$214.7	22.5%	$731.1	23.0%

	Three months ended				Twelve months ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Operating income:
Data Centers	$34.7	$35.9	$52.0	$71.9	$194.5
Commercial HVAC	32.2	26.3	31.3	36.8	126.6
Performance Technologies	26.5	29.7	25.8	27.7	109.7
Segment total	93.4	91.9	109.1	136.4	430.8
Corporate and eliminations	(17.7)	(18.4)	(19.8)	(32.5)	(88.4)
Operating income	$75.7	$73.5	$89.3	$103.9	$342.4

Modine Manufacturing Company

Segment adjusted financial results

Recast for segment realignment (unaudited)

(In millions)

	Three months ended June 30, 2025
	Data		Performance	Corporate and
	Centers	Commercial HVAC	Technologies	eliminations	Total
Operating income	$34.7	$32.2	$26.5	$(17.7)	$75.7
Depreciation and amortization expense	5.7	5.5	7.5	0.3	19.0
Restructuring expenses (a)	0.2	1.1	3.5	—	4.8
Acquisition and integration costs (d)	—	—	—	1.9	1.9
Adjusted EBITDA	$40.6	$38.8	$37.5	$(15.5)	$101.4

Net sales	$183.7	$214.2	$285.5	$(0.6)	$682.8
Adjusted EBITDA margin	22.1%	18.1%	13.1%		14.9%

	Three months ended September 30, 2025
	Data		Performance	Corporate and
	Centers	Commercial HVAC	Technologies	eliminations	Total
Operating income	$35.9	$26.3	$29.7	$(18.4)	$73.5
Depreciation and amortization expense	4.4	7.0	7.8	0.5	19.7
Restructuring expenses (a)	0.5	1.9	0.6	0.1	3.1
Impairment charge (b)	—	—	4.1	—	4.1
Acquisition and integration costs (d)	—	—	—	3.4	3.4
Adjusted EBITDA	$40.8	$35.2	$42.2	$(14.4)	$103.8

Net sales	$225.0	$232.9	$286.3	$(5.3)	$738.9
Adjusted EBITDA margin	18.1%	15.1%	14.7%		14.0%

	Three months ended December 31, 2025
	Data		Performance	Corporate and
	Centers	Commercial HVAC	Technologies	eliminations	Total
Operating income	$52.0	$31.3	$25.8	$(19.8)	$89.3
Depreciation and amortization expense	4.3	7.9	7.9	0.3	20.4
Restructuring expenses (a)	0.3	1.6	5.6	—	7.5
Disposition costs (e)	—	—	—	2.4	2.4
Adjusted EBITDA	$56.6	$40.8	$39.3	$(17.1)	$119.6

Net sales	$297.6	$252.5	$266.0	$(11.1)	$805.0
Adjusted EBITDA margin	19.0%	16.2%	14.8%		14.9%

See the next page for information on restructuring expenses and other adjustments.

Modine Manufacturing Company

Segment adjusted financial results (continued)

Recast for segment realignment (unaudited)

(In millions)

	Three months ended March 31, 2026
	Data		Performance	Corporate and
	Centers	Commercial HVAC	Technologies	eliminations	Total
Operating income	$71.9	$36.8	$27.7	$(32.5)	$103.9
Depreciation and amortization expense	4.7	8.0	7.5	0.4	20.6
Restructuring expenses (a)	0.1	2.8	2.2	0.1	5.2
Loss on sale of assets (c)	—	—	—	3.9	3.9
Disposition costs (e)	—	—	—	12.5	12.5
Adjusted EBITDA	$76.7	$47.6	$37.4	$(15.6)	$146.1

Net sales	$401.9	$274.2	$294.0	$(15.7)	$954.4
Adjusted EBITDA margin	19.1%	17.4%	12.7%		15.3%

	Twelve Months Ended March 31, 2026
	Data		Performance	Corporate and
	Centers	Commercial HVAC	Technologies	eliminations	Total
Operating income	$194.5	$126.6	$109.7	$(88.4)	$342.4
Depreciation and amortization expense	19.1	28.4	30.8	1.4	79.7
Restructuring expenses (a)	1.1	7.4	11.9	0.2	20.6
Impairment charge (b)	—	—	4.1	—	4.1
Loss on sale of assets (c)	—	—	—	3.9	3.9
Acquisition and integration costs (d)	—	—	—	5.3	5.3
Disposition costs (e)	—	—	—	15.0	15.0
Adjusted EBITDA	$214.7	$162.4	$156.5	$(62.6)	$471.0

Net sales	$1,108.2	$973.8	$1,131.8	$(32.7)	$3,181.1
Adjusted EBITDA margin	19.4%	16.7%	13.8%		14.8%

____

(a)	Restructuring expenses primarily consist of employee severance expenses and equipment transfer costs.

(b)	During the second quarter of fiscal 2026, the Company recorded a $4.1 million non-cash asset impairment charge related to its technical service center and administrative support facility in Germany, which it expects to sell during fiscal 2027.

(c)	During the fourth quarter of fiscal 2026, the Company recorded a $3.9 million loss resulting from the settlement of a loan facility that it provided in connection with the sale of its Austrian automotive business in fiscal 2022.

(d)	Acquisition and integration costs primarily relate to the acquisitions of Climate by Design International and L.B. White and include fees for transaction advisory services, legal, accounting, and other professional services and costs directly associated with integration activities. The acquisition costs also include $1.3 million for the impact of inventory purchase accounting adjustments.

(e)	Disposition costs primarily relate to the pending Reverse Morris Trust transaction with Gentherm Incorporated and include fees for legal, accounting, tax, and other professional services and other costs directly related to the transaction.

SOURCE: Modine

Kathleen Powers

(262) 636-1687

kathleen.t.powers@modine.com